                                                                     EXHIBIT 4.3


================================================================================





                     TITANIUM METALS CORPORATION, as Issuer


                                      and


                      THE CHASE MANHATTAN BANK, as Trustee


                               ------------------


                                   INDENTURE


                         Dated as of November 20, 1996


                                 $180,412,400*


           6-5/8% Convertible Junior Subordinated Debentures due 2026



                               ------------------




------------
* Subject to increase to up to $207,474,300 in the event the over-allotment option is exercised.

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                                                                               i

                               TABLE OF CONTENTS

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Recitals of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . .  1

                                   ARTICLE I

                       Definitions and Other Provisions
                            of General Application

SECTION 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . .  3
SECTION 1.02.  Compliance Certificates and Opinions  . . . . . . . . . . . . 13
SECTION 1.03.  Form of Documents Delivered to Trustee  . . . . . . . . . . . 13
SECTION 1.04.  Acts of Holders; Record Dates . . . . . . . . . . . . . . . . 14
SECTION 1.05.  Notices, Etc., to Trustee and the Company . . . . . . . . . . 16
SECTION 1.06.  Notice to Holders; Waiver . . . . . . . . . . . . . . . . . . 16
SECTION 1.07.  Conflict with Trust Indenture Act . . . . . . . . . . . . . . 17
SECTION 1.08.  Effect of Headings and Table of Contents  . . . . . . . . . . 17
SECTION 1.09.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . 17
SECTION 1.10.  Invalidity of any Provision . . . . . . . . . . . . . . . . . 17
SECTION 1.11.  Benefits of Indenture . . . . . . . . . . . . . . . . . . . . 17
SECTION 1.12.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . 17
SECTION 1.13.  Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . 18


                                  ARTICLE II

                                Security Forms

SECTION 2.01.  Forms Generally . . . . . . . . . . . . . . . . . . . . . . . 18
SECTION 2.02.  Initial Issuance To Property
                   Trustee   . . . . . . . . . . . . . . . . . . . . . . . . 19


                                  ARTICLE III

                                The Debentures

SECTION 3.01.  Title and Terms . . . . . . . . . . . . . . . . . . . . . . . 19
SECTION 3.02.  Denominations . . . . . . . . . . . . . . . . . . . . . . . . 21
SECTION 3.03.  Execution, Authentication, Delivery and Dating  . . . . . . . 21
SECTION 3.04.  Temporary Debentures  . . . . . . . . . . . . . . . . . . . . 22

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                                                                              ii

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SECTION 3.05.  Registration, Registration of Transfer and Exchange . . . . .  22
SECTION 3.06.  Mutilated, Destroyed, Lost and Stolen Debentures  . . . . . .  24
SECTION 3.07.  Payment of Interest; Interest Rights Preserved  . . . . . . .  25
SECTION 3.08.  Persons Deemed Owners . . . . . . . . . . . . . . . . . . . .  27
SECTION 3.09.  Cancelation . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 3.10.  Right of Set Off  . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 3.11.  CUSIP Numbers . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 3.12.  Option to Extend Interest Payment Period  . . . . . . . . . .  28
SECTION 3.13.  Paying Agent, Security Registrar and Conversion Agent . . . .  30
SECTION 3.14.  Global Debentures . . . . . . . . . . . . . . . . . . . . . .  30


                                ARTICLE IV

                        Satisfaction and Discharge

SECTION 4.01.  Satisfaction and Discharge of Indenture . . . . . . . . . . .  33
SECTION 4.02.  Application of Trust Money  . . . . . . . . . . . . . . . . .  34


                                ARTICLE V

                                 Remedies

SECTION 5.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 5.02.  Acceleration of Maturity;  Rescission and Annulment . . . . .  36
SECTION 5.03.  Collection of Indebtedness and Suits for Enforcement by
                   Trustee   . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 5.04.  Trustee May File Proofs of Claim  . . . . . . . . . . . . . .  38
SECTION 5.05.  Trustee May Enforce Claims Without Possession
                   of Debentures . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 5.06.  Application of Money Collected  . . . . . . . . . . . . . . .  39
SECTION 5.07.  Limitation on Suits . . . . . . . . . . . . . . . . . . . . .  39
SECTION 5.08.  Unconditional Right of Holders to Receive Principal and
                   Interest and Convert  . . . . . . . . . . . . . . . . . .  40
SECTION 5.09.  Restoration of Rights and Remedies  . . . . . . . . . . . . .  40
SECTION 5.10.  Rights and Remedies Cumulative  . . . . . . . . . . . . . . .  40
SECTION 5.11.  Delay or Omission Not Waiver  . . . . . . . . . . . . . . . .  40
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                                                                             iii

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SECTION 5.12.  Control by Holders  . . . . . . . . . . . . . . . . . . . . .  41
SECTION 5.13.  Waiver of Past Defaults . . . . . . . . . . . . . . . . . . .  41
SECTION 5.14.  Undertaking for Costs . . . . . . . . . . . . . . . . . . . .  42
SECTION 5.15.  Waiver of Stay or Extension Laws  . . . . . . . . . . . . . .  42
SECTION 5.16.  Enforcement by Holders of Convertible Preferred
                   Securities  . . . . . . . . . . . . . . . . . . . . . . .  42


                                  ARTICLE VI

                                  The Trustee

SECTION 6.01.  Certain Duties and Responsibilities . . . . . . . . . . . . .  43
SECTION 6.02.  Notice of Default . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 6.03.  Certain Rights of Trustee . . . . . . . . . . . . . . . . . .  43
SECTION 6.04.  Not Responsible for Recitals or Issuance of Debentures  . . .  45
SECTION 6.05.  May Hold Debentures . . . . . . . . . . . . . . . . . . . . .  45
SECTION 6.06.  Money Held in Trust . . . . . . . . . . . . . . . . . . . . .  45
SECTION 6.07.  Compensation and Reimbursement  . . . . . . . . . . . . . . .  45
SECTION 6.08.  Disqualification; Conflicting Interests . . . . . . . . . . .  46
SECTION 6.09.  Corporate Trustee Required; Eligibility . . . . . . . . . . .  46
SECTION 6.10.  Resignation and Removal; Appointment of Successor . . . . . .  47
SECTION 6.11.  Acceptance of Appointment by Successor  . . . . . . . . . . .  48
SECTION 6.12.  Merger, Conversion, Consolidation or Succession to
                   Business  . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 6.13.  Preferential Collection of Claims Against Company . . . . . .  49


                                  ARTICLE VII

               Holders' Lists and Reports by Trustee and Company

SECTION 7.01.  Company to Furnish Trustee Names and Addresses of Holders . .  49
SECTION 7.02.  Preservation of Information; Communications to Holders  . . .  50
SECTION 7.03.  Reports by Trustee  . . . . . . . . . . . . . . . . . . . . .  50
SECTION 7.04.  Reports by Company  . . . . . . . . . . . . . . . . . . . . .  51
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                                                                              iv

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                                 ARTICLE VIII

             Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 8.01.  Company May Consolidate, Etc., Only on Certain Terms  . . . .  51
SECTION 8.02.  Successor Substituted . . . . . . . . . . . . . . . . . . . .  52


                                ARTICLE IX

                         Supplemental Indentures

SECTION 9.01.  Supplemental Indentures Without Consent of Holders  . . . . .  53
SECTION 9.02.  Supplemental Indentures with Consent of Holders . . . . . . .  54
SECTION 9.03.  Execution of Supplemental Indentures  . . . . . . . . . . . .  55
SECTION 9.04.  Effect of Supplemental Indentures . . . . . . . . . . . . . .  55
SECTION 9.05.  Conformity with Trust Indenture Act . . . . . . . . . . . . .  56
SECTION 9.06.  Reference in Debentures to Supplemental Indentures  . . . . .  56


                                ARTICLE X

                 Covenants; Representations and Warranties

SECTION 10.01. Payment of Principal and Interest . . . . . . . . . . . . . .  56
SECTION 10.02. Maintenance of Office or Agency . . . . . . . . . . . . . . .  56
SECTION 10.03. Money for Debenture Payments to Be Held in Trust  . . . . . .  57
SECTION 10.04. Statement by Officers as to Default . . . . . . . . . . . . .  58
SECTION 10.05. Limitation on Dividends; Covenants as to the Trust  . . . . .  58
SECTION 10.06. Payment of Expenses of the Trust  . . . . . . . . . . . . . .  59


                                ARTICLE XI

                         Redemption of Debentures

SECTION 11.01. Optional Redemption . . . . . . . . . . . . . . . . . . . . .  60
SECTION 11.02. Tax Event Optional Redemption . . . . . . . . . . . . . . . .  61
SECTION 11.03. Applicability of Article  . . . . . . . . . . . . . . . . . .  62

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SECTION 11.04.  Election to Redeem; Notice to Trustee . . . . . . . . . . . . 62
SECTION 11.05.  Selection by Trustee of Debentures to Be Redeemed . . . . . . 62
SECTION 11.06.  Notice of Redemption  . . . . . . . . . . . . . . . . . . . . 63
SECTION 11.07.  Deposit and Payment of Redemption Price . . . . . . . . . . . 63
SECTION 11.08.  Debentures Payable on Redemption Date . . . . . . . . . . . . 64
SECTION 11.09.  Debentures Redeemed in Part . . . . . . . . . . . . . . . . . 64
SECTION 11.10.  No Sinking Fund . . . . . . . . . . . . . . . . . . . . . . . 65


                                 ARTICLE XII

                        Subordination of Debentures

SECTION 12.01.  Agreement to Subordinate  . . . . . . . . . . . . . . . . . . 65
SECTION 12.02.  Default on Senior Indebtedness  . . . . . . . . . . . . . . . 66
SECTION 12.03.  Liquidation; Dissolution; Bankruptcy  . . . . . . . . . . . . 66
SECTION 12.04.  Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . 68
SECTION 12.05.  Trustee to Effectuate Subordination . . . . . . . . . . . . . 69
SECTION 12.06.  Notice by the Company . . . . . . . . . . . . . . . . . . . . 70
SECTION 12.07.  Rights of the Trustee; Holders of Senior Indebtedness . . . . 71
SECTION 12.08.  Subordination May Not Be Impaired . . . . . . . . . . . . . . 71


                                ARTICLE XIII

                          Conversion of Debentures

SECTION 13.01.  Conversion Rights . . . . . . . . . . . . . . . . . . . . . . 72
SECTION 13.02.  Conversion Procedures . . . . . . . . . . . . . . . . . . . . 73
SECTION 13.03.  Conversion Price Adjustments  . . . . . . . . . . . . . . . . 75
SECTION 13.04.  Reclassification, Consolidation, Merger or Sale of Assets . . 81
SECTION 13.05.  Notice of Adjustments of Conversion Price . . . . . . . . . . 82
SECTION 13.06.  Prior Notice of Certain Events  . . . . . . . . . . . . . . . 83
SECTION 13.07.  Certain Defined Terms . . . . . . . . . . . . . . . . . . . . 84
SECTION 13.08.  Dividend or Interest Reinvestment Plans . . . . . . . . . . . 84
SECTION 13.09.  Certain Additional Rights . . . . . . . . . . . . . . . . . . 85
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                                                                              vi

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SECTION 13.10.  Trustee Not Responsible for Determining Conversion Price or
                    Adjustments   . . . . . . . . . . . . . . . . . . . . . . 86
SECTION 13.11   Restrictions on Transfer of Common Stock Issuable Upon
                Conversion  . . . . . . . . . . . . . . . . . . . . . . . . . 86


                                 ARTICLE XIV

                  Immunity of Incorporators, Stockholders,
                           Officers and Directors

SECTION 14.01.  No Recourse . . . . . . . . . . . . . . . . . . . . . . . . . 87


                               EXHIBIT AND ANNEX

EXHIBIT A        Form of Debenture

ANNEX A Amended and Restated Declaration of Trust among the Company, as trust sponsor, The Chase Manhattan Bank, as property trustee, Chase Manhattan Bank Delaware, as Delaware trustee, and Joseph S. Compofelice, Robert E. Musgraves and Mark A. Wallace, as regular trustees, dated as of November 20, 1996.


------------------
Note:    This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

                                                                  EXECUTION COPY

                                  INDENTURE, dated as of November 20, 1996,
                          between TITANIUM METALS CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 1999 Broadway, Suite 4300, Denver, Colorado 80202, and THE CHASE MANHATTAN BANK, a New York banking corporation, as Trustee (herein called the "Trustee").


                            RECITALS OF THE COMPANY

                 WHEREAS TIMET Capital Trust I, a Delaware business trust (the "Trust"), formed under the Amended and Restated Declaration of Trust among the Company, as trust sponsor, The Chase Manhattan Bank, as property trustee (the "Property Trustee"), Chase Manhattan Bank Delaware, as Delaware trustee (the "Delaware Trustee"), and Joseph S. Compofelice, Robert E. Musgraves and Mark
A. Wallace, as regular trustees (the "Regular Trustees"), dated as of November 20, 1996 (the "Declaration"), pursuant to the Purchase Agreement (the "Purchase Agreement") dated November 20, 1996, among the Company and the underwriters named therein, will issue and sell up to 3,500,000 (or 4,025,000 if the over-allotment option is exercised in full) of its 6-5/8% Convertible Preferred Securities, Beneficial Unsecured Convertible Securities (BUCS) (the "Convertible Preferred Securities") with a liquidation amount of $50.00 per Convertible Preferred Security, having an aggregate liquidation amount with respect to the assets of the Trust of $175,000,000 (or $201,250,000 if the over-allotment option is exercised in full);

                 WHEREAS the trustees of the Trust, on behalf of the Trust, will execute and deliver to the Company 6-5/8% Common Securities (the "Trust Common Securities") of the Trust, registered in the name of the Company, in an aggregate amount equal to three percent of the capitalization of the Trust, equivalent to 108,248 Trust Common Securities (or 124,486 Trust Common Securities if the over-allotment option is exercised in full), with a liquidation amount of $50.00 per Trust Common Security, having an aggregate liquidation amount with respect to the assets of the Trust of $5,412,400 (or $6,224,300 if the over-allotment option is exercised in full) (the "Trust Common Securities");

                 WHEREAS the Trust will use the proceeds from the sale of the Convertible Preferred Securities and the Trust Common Securities to purchase from the Company 6-5/8% Convertible Junior Subordinated Debentures due 2026 (the "Debentures") of the Company in an aggregate principal amount of $180,412,400 (or $207,474,300 if the over-allotment option is exercised in full);

                 WHEREAS the Company is guaranteeing the payment of distributions on the Convertible Preferred Securities, and payment of the Redemption Price (as defined herein) and payments on liquidation with respect to the Convertible Preferred Securities, to the extent provided in the Convertible Preferred Securities Guarantee Agreement (the "Guarantee") dated November 20, 1996 between the Company and The Chase Manhattan Bank, as guarantee trustee, for the benefit of the holders of the Convertible Preferred Securities from time to time;

                 WHEREAS the Company has duly authorized the creation of the Debentures of the tenor and amount herein set forth and to provide therefor the Company has duly authorized the execution and delivery of this Indenture;

                 WHEREAS so long as the Trust is a Holder of Debentures, and any Convertible Preferred Securities are outstanding, the Declaration provides that the holders of Convertible Preferred Securities may cause the Conversion Agent to (a) exchange such Convertible Preferred Securities for Debentures held by the Trust and (b) immediately convert such Debentures into Common Stock of the Company; and

                 WHEREAS all things necessary to make the Debentures, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.


                 NOW, THEREFORE, THIS INDENTURE WITNESSETH:


                 For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually agreed, for the equal and ratable benefit of all Holders of the Debentures, as follows:

                                   ARTICLE I

                        Definitions and Other Provisions
                             of General Application

                 SECTION 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                 (1) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;

                 (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                 (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

                 (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                 "Act", when used with respect to any Holder, has the meaning specified in Section 1.04 hereof.

                 "Additional Interest" has the meaning specified in Section
3.01 hereof.

                 "Additional Payments" means Compound Interest and Additional Interest, if any.

                 "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act or any successor rule thereto.

                 "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

                 "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

                 "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                 "Business Day" means any day on which banking institutions in The City of New York or in Chicago, Illinois are authorized or required by law to close.

                 "Certificated Convertible Preferred Securities" has the meaning specified in Section 3.14 hereof.

                 "Closing Price" has the meaning specified in Section 13.07(a) hereof.

                 "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                 "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Article XIII, shares issuable on conversion of Debentures shall include only shares of the class designated as Common Stock of the Company at the date of this instrument or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                 "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor

Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

                 "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                 "Compound Interest" has the meaning specified in Section 3.12 hereof.

                 "Conversion Agent" means the Person appointed to act on behalf of the holders of Convertible Preferred Securities in effecting the conversion of Debentures as and in the manner set forth in the Declaration and Section
13.02 hereof.

                 "Conversion Date" has the meaning specified in Section 13.02 hereof.

                 "Convertible Preferred Securities" has the meaning specified in the Recitals to this instrument.

                 "Corporate Trust Office" means the principal office of the Trustee in New York, New York, at which at any particular time its corporate trust business shall be administered and which at the date of this Indenture is 450 West 33rd Street, New York, New York 10001.

                 "Credit Facility" means that certain Amended and Restated Loan and Security Agreement, dated as of March 24, 1995, as amended, by and between the Company and Congress Financial Corporation (Central), including any related notes, guarantees, collateral documents, security agreements, hypothecs, mortgages, instruments and agreements executed in connection therewith, in each case as they or any of them may be amended, modified or restated from time to time; or any refinancing of such agreement in the bank credit market (including institutional participants therein).

                 "Current Market Price" has the meaning specified in Section 13.03(f) hereof.

                 "Debentures" has the meaning specified in the Recitals to this instrument.

                 "Declaration" has the meaning specified in the Recitals of this instrument.

                 "Defaulted Interest" has the meaning specified in Section 3.07 hereof.

                 "Delaware Trustee" has the meaning given it in the Recitals of this instrument.

                 "Depositary" means, with respect to any Debentures issued in the form of one or more Global Debenture, a clearing agency registered under the Exchange Act that is dedicated to act as Depositary for the Debentures.

                 "Direct Action" means a proceeding directly instituted by a holder of Convertible Preferred Securities for enforcement of payment to such holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such holder on or after the respective due date specified in the Debentures, if an Event of Default under the Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay principal of, premium, if any, or interest on, the Debentures on the date such principal, premium or interest is otherwise payable (or in the case of redemption, on the Redemption Date).

                 "Dissolution Event" means that, as a result of the occurrence and continuation of a Special Event, the Trust is to be dissolved in accordance with the Declaration and the Debentures held by the Property Trustee are to be distributed to the holders of Trust Securities issued by the Trust pro rata in accordance with the Declaration.

                 "Dissolution Tax Opinion" has the meaning specified in Annex I to the Declaration.

                 "Event of Default" has the meaning specified in Section 5.01 hereof.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder, or any successor legislation thereto.

                 "Expiration Time" has the meaning specified in Section 13.03(e) hereof.

                 "Extension Period" has the meaning specified in Section 3.12 hereof.

                 "Global Debentures" has the meaning specified in Section 3.14 hereof.

                 "Guarantee" has the meaning specified in the Recitals to this instrument.

                 "Holder" means a Person in whose name a Debenture is registered in the Security Register.

                 "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

                 "Interest Payment Date" has the meaning specified in Section
3.01 hereof.

                 "Investment Company Event" has the meaning specified in Annex I to the Declaration.

                 "Maturity", when used with respect to any Debenture, means the date on which the principal of such Debenture becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

                 "Ministerial Action" has the meaning specified in Section
11.02 hereof.

                 "90-Day Period" has the meaning specified in Section 11.02 hereof.

                 "No Recognition Opinion" has the meaning specified in Annex I to the Declaration.

                 "Notice of Conversion" means the notice to be given by a holder of Convertible Preferred Securities to the

Conversion Agent directing the Conversion Agent to exchange such Convertible Preferred Securities for Debentures and to convert such Debentures into Common Stock on behalf of such holder.

                 "Officers' Certificate" means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 10.04 shall be the principal executive, financial or accounting officer of the Company.

                 "Opinion of Counsel" means a written opinion of counsel who may be the Company's General Counsel.

                 "Outstanding", when used with respect to Debentures, means, as of the date of determination, all Debentures theretofore authenticated and delivered under this Indenture, except (i) Debentures theretofore canceled by the Trustee or delivered to the Trustee for cancelation; (ii) Debentures for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debentures; provided that if such Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and (iii) Debentures that have been paid pursuant to
Section 3.07, converted into Common Stock pursuant to Section 13.01, or in exchange for or in lieu of which other Debentures have been authenticated and delivered pursuant to this Indenture, other than any such Debentures in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debentures are held by a bona fide purchaser in whose hands such Debentures are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor.

                 "Paying Agent" means any Person authorized by the Company to pay the principal of, premium, if any, or interest on any Debentures on behalf of the Company.

                 "Person" means any legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                 "Predecessor Debenture" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debenture shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debenture.

                 "Property Trustee" has the meaning specified in the Recitals of this instrument.

                 "Purchase Agreement" has the meaning specified in the Recitals to this instrument.

                 "Purchased Shares" has the meaning specified in Section 13.03(e) hereof.

                 "Redemption Date", when used with respect to any Debenture to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

                 "Redemption Price", when used with respect to any Debenture to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

                 "Redemption Tax Opinion" has the meaning set forth in Annex I to the Declaration.

                 "Reference Date" has the meaning specified in Section 13.03(c) hereof.

                 "Registration Agreement" means the Registration Agreement, dated November 20, 1996, among the Trust, the Company and the Initial Purchasers named in the Purchase Agreement.

                 "Regular Record Date" has the meaning specified in Section
3.01 hereof.

                 "Regular Trustees" has the meaning specified in the Recitals of this instrument.

                 "Related Party" means, with respect to the Sponsor, any direct or indirect wholly owned subsidiary of the Sponsor or any other Person that owns, directly or indirectly, 100% of the outstanding voting securities of the Sponsor.

                 "Responsible Officer" means, with respect to the Trustee, any vice president, any assistant vice president, the treasurer, any assistant treasurer, the secretary, any assistant secretary, any trust officer or any other officer in the Corporate Trust Office of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                 "Restrictive Legend" has the meaning specified in Section 2.02 hereof.

                 "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder, or any successor legislation thereto.

                 "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.05 hereof.

                 "Senior Indebtedness" means, with respect to the Company, (i) the principal of, premium, if any, and interest in respect of, (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by the Company, including interest accruing on or after a bankruptcy or other similar event, whether or not an allowed claim therein, (ii) all indebtedness, and all obligations to pay fees and other amounts, under the Credit Facility, (iii) all capital lease obligations of the Company, (iv) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding obligations to trade creditors), (v) all obligations of the Company for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise, and (vii) all obligations of the type referred to in clauses (i) through (vi) above of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except in the cases of each of clauses (i) through (vii) above for
(1) any such indebtedness that is by its terms subordinated to or pari passu with the Debentures and (2) any indebtedness between or among the Company or its affiliates, including all other debt securities and guarantees in respect of those debt securities issued to (a) the Trust or a trustee of such Trust or
(b) any other trust, or a trustee of such trust, partnership, or other entity affiliated with the Company that is a financing vehicle of the Company (a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities or other securities which rank pari passu with, or junior to, the Convertible Preferred Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of Article XII irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

                 "Shelf Registration Statement" has the meaning specified in the Registration Agreement.

                 "Special Event" has the meaning specified in Annex I to the Declaration.

                 "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07 hereof.

                 "Stated Maturity", when used with respect to any Debenture or any instalment of interest thereon, means the date specified in such Debenture as the fixed date on which the principal, together with any accrued and unpaid interest (including Compound Interest), of such Debenture or such instalment of interest is due and payable.

                 "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

                 "Tax Event" has the meaning specified in Annex I to the Declaration.

                 "Trading Day" has the meaning specified in Section 13.07(b) hereof.

                 "Trust" has the meaning specified in the Recitals to this instrument.

                 "Trust Common Securities" has the meaning specified in the recitals to this Instrument.

                 "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, and the rules and regulations promulgated thereunder, or any successor legislation thereto.

                 "Trust Securities" means the Convertible Preferred Securities and the Trust Common Securities.

                 "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                 "Vice President", when used with respect to the Company or the Trustee, means any vice president thereof, whether or not designated by a number or a word or words added before or after the title "vice president".

                 "Voting Stock" of any Person means capital stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                 SECTION 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act or reasonably requested by the Trustee in connection with such application or request. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the applicable requirements of the Trust Indenture Act and any other applicable requirement set forth in this Indenture.

                 Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                 SECTION 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                 Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                 Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                 SECTION 1.04. Acts of Holders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

                 (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee or the Company, as the case may be, deems sufficient.

                 (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders of Outstanding Debentures entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

                 (d) The ownership of Debentures shall be proved by the Security Register.

                 (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

                 (f) Without limiting the foregoing, a Holder entitled hereunder to give or take any such action with regard to any particular Debenture may do so with regard to all or any part of the principal amount of such Debenture or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

                 SECTION 1.05. Notices, Etc., to Trustee and the Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with, or sent via facsimile to, the Trustee at its Corporate Trust Office, Attention: Global Trust Services, or (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or sent via facsimile, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

                 SECTION 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                 In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

                 SECTION 1.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

                 SECTION 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                 SECTION 1.09. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

                 SECTION 1.10. Invalidity of any Provision. In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 SECTION 1.11. Benefits of Indenture. Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness, the holders of Convertible Preferred Securities (to the extent provided herein) and the Holders of Debentures, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                 SECTION 1.12. Governing Law. THIS INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

                 SECTION 1.13. Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Debenture or the last date on which a Holder has the right to convert his Debentures shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Debentures) payment of interest or principal or conversion of the Debentures need not be made on such date, but may be made on the next succeeding

Business Day (except that, if such Business Day is in the next succeeding calendar year, such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, shall be the immediately preceding Business Day) with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or on such last day for conversion; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

                 SECTION 1.14. Trust Indenture Act; Application. (a) This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture, which are incorporated by reference in and made part of this Indenture and shall, to the extent applicable, be governed by such provisions.

                 (b) If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.


                                   ARTICLE II

                                Debenture Forms

                 SECTION 2.01. Forms Generally. The Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Debentures may have may have letters, numbers, notations or other marks of identification or designation and such legends or endorsements required by law, securities exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall furnish any such legend not contained in Exhibit A to the Trustee in writing. Each Debenture shall be dated the date of its authentication. The terms and provisions of the Debentures set forth in Exhibit A are part of the terms of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                 The definitive Debentures shall be typewritten or printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any national securities exchange or quotation system on which the Debentures may from time to time be listed, all as determined by the officers executing such Debentures, as evidenced by their execution thereof.

                 SECTION 2.02. Initial Issuance to Property Trustee. The Debentures initially issued to the Property Trustee of the Trust shall be in the form of one or more individual certificates in definitive, fully registered form without coupons and shall bear the restrictive legend (the "Restrictive Legend") contained in Exhibit A unless and until the Company determines otherwise in accordance with applicable law.


                                  ARTICLE III

                                 The Debentures

                 SECTION 3.01. Title and Terms. The aggregate principal amount of Debentures that may be authenticated and delivered under this Indenture is limited to the sum of (a) $180,412,400 and (b) such aggregate principal amount (which may not exceed $27,061,900 if the over-allotment option is exercised) of Debentures, if any, as shall be purchased by the Trust pursuant to an over-allotment option in accordance with the terms and provisions of the Purchase Agreement, except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 3.04, 3.05, 3.06, 9.06, 11.09 or 13.02.

                 The Debentures shall be known and designated as the "6-5/8% Convertible Junior Subordinated Debentures due 2026" of the Company. Their Stated Maturity shall be December 1, 2026, and they shall bear interest at the rate of 6.625% per annum (subject to adjustment in the event the Shelf Registration Statement is not filed or is not declared effective within, or is not continuously effective for, the time periods specified in the Registration Agreement as provided in Exhibit A), from November 26, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable quarterly (subject to deferral as set forth herein), in arrears, on March 1, June 1, September 1 and December 1 (each an "Interest Payment Date") of each year, commencing March 1, 1997, until the principal thereof is paid or made available for payment, and they shall be paid to the Person in whose name the Debenture is registered at the close of business (New York City time) on the regular record date for such interest instalment, which shall be the February 15, May 15, August 15 and November 15 next preceding such Interest Payment Date (the "Regular Record Date"). Interest will compound quarterly and will accrue at the rate of 6.625% per annum (subject to adjustment in the event the Shelf Registration Statement is not filed or is not declared effective within, or is not continuously effective for, the time periods specified in the Registration Agreement as provided in Exhibit A) on any interest instalment in arrears for more than one quarter or during an extension of an interest payment period as set forth in Section 3.12 hereof.

                 The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

                 If at any time while the Property Trustee is the Holder of any Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any state thereof, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Debentures held by the Property Trustee such amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

                 The principal of, premium, if any, and interest on the Debentures shall be payable at the office or agency of the Company in the United States maintained for such purpose and at any other office or agency maintained by the Company for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                 The Debentures shall be redeemable as provided in Article XI hereof.

                 The Debentures shall be subordinated and junior in right of payment to Senior Indebtedness as provided in Article XII hereof.

                 The Debentures shall be convertible as provided in Article XIII hereof.

                 SECTION 3.02. Denominations. The Debentures shall be issuable only in registered form without coupons and only in denominations of $50.00 in principal amount and integral multiples thereof.

                 SECTION 3.03. Execution, Authentication, Delivery and Dating. The Debentures shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Debentures may be manual or facsimile.

                 Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures.

                 At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Debentures; and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Debentures as in this Indenture provided and not otherwise.

                 No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debenture a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder.

                 SECTION 3.04. Temporary Debentures. Pending the preparation of definitive Debentures, the Company may execute, and upon a Company Order the Trustee shall authenticate and deliver, temporary Debentures which are typewritten, printed, lithographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures may determine, as evidenced by their execution of such Debentures.

                 If temporary Debentures are issued, the Company will cause definitive Debentures to be prepared without unreasonable delay. After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures upon surrender of the temporary Debentures at any office or agency of the Company designated pursuant to
Section 10.02, without charge to the Holder. Upon surrender for cancelation of any one or more temporary Debentures the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Debentures of authorized denominations. Until so exchanged the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.

                 SECTION 3.05. Registration, Registration of Transfer and Exchange. (a) General. The Company shall cause to be kept at the Corporate Trust Office of the

Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Debentures and transfers of Debentures as herein provided.

                 Upon surrender for registration of transfer of any Debenture at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount.

                 At the option of the Holder, Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Debentures which the Holder making the exchange is entitled to receive.

                 All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

                 Every Debenture presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

                 No service charge shall be made for any registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of

Debentures, other than exchanges pursuant to Section 3.04, 9.06, 11.09 or 13.02 not involving any transfer.

                 (b) Transfer Restrictions. No Debenture shall be transfered except in compliance with the Restrictive Legend unless otherwise determined by the Company in accordance with applicable law; provided that upon any such determination, the Company shall provide the Trustee an Officers' Certificate and Opinion of Counsel evidencing such determination. Upon any distribution of the Debentures to the holders of the Convertible Preferred Securities in accordance with the Declaration, the Company and the Trustee shall enter into a supplemental indenture pursuant to Section 9.01(f) to provide for transfer procedures and restrictions with respect to the Debentures substantially similar to those contained in the Declaration to the extent applicable in the circumstances existing at the time of such distribution.

                 SECTION 3.06. Mutilated, Destroyed, Lost and Stolen Debentures. If any mutilated Debenture is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Debenture of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

                 If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Debenture and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

                 In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.

                 Upon the issuance of any new Debenture under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                 Every new Debenture issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.

                 The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

                 SECTION 3.07. Payment of Interest; Interest Rights Preserved. Interest on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business (New York City time) on the Regular Record Date.

                 Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

                 (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business (New York City time) on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment, and the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause (a) provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business (New York City time) on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                 (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any national securities exchange or quotation system on which the Debentures may be listed, and, if so listed, upon such notice as may be required by such securities exchange or quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (B), such manner of payment shall be deemed practicable by the Trustee.

                 Subject to the foregoing provisions of this Section 3.07, each Debenture delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue (including in each such case Additional Payments), which were carried by such other Debenture.

                 In the case of any Debenture which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Debenture whose Maturity is prior to such Interest Payment
Date),
interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business (New York City time) on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Debenture that is converted, interest whose Stated Maturity is after the date of conversion of such Debenture shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest (including Compound Interest but excluding Additional Interest, if any) on the Debentures being converted, which shall be deemed to be paid in full. Subject to any right of the Holder of such Debenture or any Predecessor Debenture to receive interest as provided in this paragraph and the second paragraph of clause (a) of Section 13.02, the Company's delivery upon conversion of the fixed number of shares of Common Stock into which the Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares and Additional Interest, if any) shall be deemed to satisfy the Company's obligation to pay the principal amount at Maturity of the portion of Debentures so converted and any unpaid interest (including Additional Payments, if any) accrued on such Debentures at the time of such conversion.
If any Debenture called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Debenture shall (subject to any right of the Holder of such Debenture or any Predecessor Debenture to receive interest as provided in this paragraph) be paid to the Company upon a Company Request or, if then held by the Company, shall be discharged from such trust.

                 SECTION 3.08. Persons Deemed Owners. Prior to due presentment of a Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.07) interest (including Additional Payments, if any) on such Debenture and for all other purposes whatsoever, whether or not such Debenture is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                 SECTION 3.09. Cancelation. All Debentures surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancelation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly canceled by the Trustee. No Debentures shall be authenticated in lieu of or in exchange for any Debentures canceled as provided in this Section 3.09, except as expressly permitted by this Indenture. All canceled Debentures held by the Trustee shall be disposed of as directed by a Company Order; provided, however, that the Trustee shall not be required to destroy the certificates representing such canceled Debentures.

                 SECTION 3.10. Right of Set Off. Notwithstanding anything to the contrary in this Indenture, the Company shall have the right to set off any payment it is otherwise required to make hereunder to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

                 SECTION 3.11. CUSIP Numbers. The Company in issuing the Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers.

                 SECTION 3.12. Option to Extend Interest Payment Period. (a) The Company shall have the right at any time during the term of the Debentures to defer interest payments (excluding, for such purposes, payments with respect to Additional Interest, if any) from time to time by extending the interest payment period for successive periods (each, an "Extension Period") not exceeding 20 consecutive quarters for each such period; provided no Extension Period may extend beyond the Stated Maturity of the Debentures. On each Interest Payment Date during an Extension Period, the Company shall pay all accrued and unpaid Additional Interest on the Debentures. At the end of each Extension Period, the Company shall pay all interest then accrued and unpaid (including accrued and unpaid Additional Interest) together with interest thereon compounded quarterly at the rate specified for the Debentures (as provided in Exhibit A hereto) to the extent permitted by applicable law ("Compound Interest"); provided that during any Extension Period, the Company shall (i) not declare or pay dividends on, or make a distribution with respect to, or redeem or purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (A) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Common Stock, (B) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (C) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), (ii) not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to the Debentures and (iii) not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters and may not extend beyond the Stated Maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. No interest or any other payment with respect to the Debentures (other than payments with respect to Additional Interest, if any, which the Company shall not have the right to defer) shall be due and payable during an Extension Period.

                 (b) If the Property Trustee is the sole Holder of the Debentures at the time the Company selects an Extension

Period, the Company shall give written notice to the Regular Trustees, the Property Trustee and the Trustee of its selection of such Extension Period at least one Business Day prior to the earlier of (i) the date the distributions on the Convertible Preferred Securities are payable or (ii) if the Convertible Preferred Securities are listed on a national securities exchange or quotation system, the date the Trust is required to give notice to such self-regulatory organization or to holders of the Convertible Preferred Securities of the record date or the date such distributions are payable, but in any event not less than 10 Business Days prior to such record date. The Company shall cause the Regular Trustees to give notice of the Company's selection of such Extension Period to the holders of the Convertible Preferred Securities.

                 (c) If the Property Trustee is not the sole Holder of the Debentures at the time the Company selects an Extension Period, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extension Period at least 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) if the Convertible Preferred Securities are listed on a national securities exchange or quotation system, the date the Company is required to give notice to such self-regulatory organization or to Holders of the Debentures on the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date.

                 (d) The quarter in which any notice is given pursuant to paragraphs (b) and (c) hereof shall be counted as one of the 20 quarters permitted in the maximum Extension Period permitted under paragraph (a) hereof.

                 SECTION 3.13. Paying Agent, Security Registrar and Conversion Agent. The Trustee will initially act as Paying Agent, Security Registrar and Conversion Agent. The Company may change any Paying Agent, Security Registrar, co-registrar or Conversion Agent without prior notice. The Company or any of its Affiliates may act in any such capacity. The Trustee is entitled to the protections of Article VI in its capacity as Paying Agent, Security Registrar and Conversion Agent.

                 SECTION 3.14. Global Debentures. (a) In connection with a Dissolution Event:

                 (i) The Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for one or more global certificates in an aggregate principal amount up to the aggregate principal amount of all Outstanding Debentures (the "Global Debentures"), to be registered in the name of the Depositary, or its nominee or nominees, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute Global Debentures in such aggregate principal amount or amounts as instructed by the Regular Trustees and deliver the same to the Trustee for authentication and delivery in accordance with this Indenture. Payments on the Debentures issued as Global Debentures will be made to the Depositary.

                 (ii) Any Convertible Preferred Security Certificate which represents Convertible Preferred Securities other than Convertible Preferred Securities held by the Depositary or its nominee or nominees (each, a "Certificated Convertible Preferred Security") will be deemed to represent beneficial interests in Debentures in certificated form presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Certificated Convertible Preferred Securities until such Convertible Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time or times such Convertible Preferred Security Certificates will be canceled and Debentures, registered in the names of the holders of such Convertible Preferred Security Certificates or the transferees of such holders of such Convertible Preferred Security Certificates, as the case may be, with aggregate principal amounts equal to the aggregate liquidation amounts of the Convertible Preferred Security Certificates canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with this Indenture. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

                 (b) A Global Debenture may be transfered, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary or its nominee.

                 (c) If the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for the Global Debentures and no successor depositary shall have been appointed, or the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, the Company will execute and, subject to Section 3.05 of this Indenture, the Trustee, upon written notice from the Company and receipt of a Company Order, will authenticate and deliver the Debentures in definitive, fully registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debentures in exchange for such Global Debentures. In addition, upon an Event of Default or if the Company may at any time determine that the Debentures shall no longer be represented by Global Debentures, in such event the Company will execute and, subject to Section 3.05 of this Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and make available for delivery the Debentures in definitive, fully registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debentures in exchange for such Global Debentures. Upon the exchange of the Global Debentures for such Debentures in definitive, fully registered form without coupons, in authorized denominations, the Global Debentures shall be canceled by the Trustee. Such Debentures in definitive, fully registered form issued in exchange for the Global Debentures shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Debentures to the Depositary for delivery to the Persons in whose names such Debentures are so registered.

                 (d) Every Global Debenture authenticated and delivered hereunder shall bear a legend in substantially the following form, in capital letters and bold-face type:

         THIS SECURITY IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS

         REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A DEBENTURE REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                 (e) If the Depositary is The Depository Trust Company, the Global Debenture authenticated and delivered hereunder shall also bear a legend in substantially the following form, in capital letters and bold-face type:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED SIGNATORY OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                   ARTICLE IV

                           Satisfaction and Discharge

                 SECTION 4.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Debentures herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) either (i) all Debentures theretofore authenticated and delivered (other than (A) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in
Section 3.06 and (B) Debentures for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in
Section 10.03) have been delivered to the Trustee for cancelation; or (ii) either (A) all such Debentures not theretofore delivered to the Trustee for cancelation have become due and payable, (B) will become due and payable at their Stated Maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; and the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Debentures not theretofore delivered to the Trustee for cancelation, for principal and interest (including Additional Payments, if any) to the date of such deposit (in the case of Debentures which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, along with an accountants' certificate stating such funds are sufficient; (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                 Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause
(ii) of clause (a) of this Section 4.01, the obligations of the Trustee under
Section 4.02 and the last paragraph of Section 10.03 shall survive.

                 SECTION 4.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee. All moneys deposited with the Trustee pursuant to Section 4.01 (and held by it or any Paying Agent) for the payment of Debentures subsequently converted shall be returned to the Company upon a Company Request.

                                  ARTICLE V

                                   Remedies

                 SECTION 5.01. Events of Default. "Event of Default," wherever used herein, means any one of the following events that has occurred and is continuing (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article XII or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (a) failure for 30 days to pay interest on the Debentures, including any Additional Payments in respect thereof, when due; provided that a valid extension of an interest payment period will not constitute a default in the payment of interest (including Compound Interest, but excluding Additional Interest, if any) for this purpose;

                 (b) failure to pay principal of or premium, if any, on the Debentures when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise;

                 (c) failure to observe or perform any other covenant contained in this Indenture for 90 days after written notice to the Company by the Trustee or by the Holders of not less than 25% in aggregate principal amount of the Outstanding Debentures specifying such failure to observe or perform any such covenant, requiring it to be remedied and stating that such notice is a notice of an Event of Default hereunder;

                 (d) failure by the Company to deliver shares of its Common Stock within 30 days of an election by a holder of Convertible Preferred Securities to convert such Convertible Preferred Securities in accordance with the Declaration and Section 13.02 hereof;

                 (e) entry by a court having jurisdiction in the premises of
         (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of substantially all of the property of the Company, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

                 (f) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of itself in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of substantially all of the property of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due; or

                 (g) the voluntary or involuntary dissolution, winding up or termination of the Trust, except in connection with (i) the distribution of Debentures to holders of Convertible Preferred Securities in liquidation of the Trust, (ii) upon the redemption of all outstanding Convertible Preferred Securities or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

                 A default under any other indebtedness of the Company or of the Trust shall not constitute an Event of Default under this Indenture.

                 SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Debentures may declare the principal of all the Debentures and any other amounts payable hereunder to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal and all accrued interest shall become immediately due and payable.

                 At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Article V, the Holders of a majority in aggregate principal amount of the Outstanding Debentures, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                 (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all overdue interest (including Additional Payments, if any) on all Debentures, (ii) the principal of any Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures, and (iii) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                 (b) all Events of Default, other than the nonpayment of the principal of Debentures which have become due solely by such declaration of acceleration, have been cured or waived as provided in
         Section 5.13.

                 No such rescission shall affect any subsequent default or impair any right consequent thereon.

                 SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if (a) default is made in the payment of any interest (including Additional Payments, if any) on any Debenture when such interest becomes due and payable and such default continues for a period of 30 days, or (b) default is made in the payment of the principal of any Debenture at the Stated Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debentures, the whole amount then due and payable on such Debentures for principal and interest (including Additional Payments, if any) and, to the extent that payment thereof shall be legally enforceable, interest on any overdue principal and on any overdue interest (including Additional Payments, if any), at the rate borne by the Debentures, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                 If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                 SECTION 5.04. Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Debentures), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

                 No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                 SECTION 5.05. Trustee May Enforce Claims Without Possession of Debentures. All rights of action and claims under this Indenture or the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the equal and ratable benefit of the Holders of the Debentures in respect of which such judgment has been recovered.

                 SECTION 5.06.  Application of Money Collected.  Subject to
Article XII, any money collected by the Trustee pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest (including Additional Payments, if any), upon presentation of the Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                 first, to the payment of all amounts due the Trustee under
         Section 6.07; and

                 second, to the payment of the amounts then due and unpaid for principal of and interest (including Additional Payments, if any) on the Debentures in respect of which or for the benefit of which such money has been collected, equally and ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal and interest (including Additional Payments, if any), respectively.

                 SECTION 5.07. Limitation on Suits. Subject to Section 5.16, no Holder of any Debenture shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default; (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Debentures shall have also made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder; (c) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Debentures; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

                 SECTION 5.08. Unconditional Right of Holders to Receive Principal and Interest and Convert. Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 3.07) interest (including Additional Payments, if any) on such Debenture on the respective Stated Maturities expressed in such Debenture (or, in the case of redemption, on the Redemption Date) and to convert such Debenture in accordance with Article XIII and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

                 SECTION 5.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                 SECTION 5.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                 SECTION 5.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                 SECTION 5.12. Control by Holders. The Holders of a majority in aggregate principal amount of the Outstanding Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture; and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                 SECTION 5.13.  Waiver of Past Defaults.  Subject to Section
9.02 hereof, the Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures may on behalf of the Holders of all the Debentures waive any past default hereunder and its consequences, except a default (a) in the payment of the principal of, premium, if any, or interest (including Additional Payments, if any) on any Debenture (unless such default has been cured and a sum sufficient to pay all matured instalments of interest and principal due otherwise than by acceleration has been deposited with the Trustee); or (b) in respect of a covenant or provision of this Indenture that under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Debenture affected; provided, however, that if the Debentures are held by the Trust or a trustee of the Trust, such waiver shall not be effective until the holders of a majority in liquidation amount of Convertible Preferred Securities shall have consented to such waiver; provided further that if the consent of the Holder of each Outstanding Debenture is required, such waiver shall not be effective until each holder of Convertible Preferred Securities shall have consented to such waiver.

                 Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                 SECTION 5.14. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section 5.14 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee or in any suit for the enforcement of the right to receive the principal of, premium, if any, and interest (including Additional Payments, if any) on any Debenture or to convert any Debenture in accordance with Article XIII.

                 SECTION 5.15. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                 SECTION 5.16. Enforcement by Holders of Convertible Preferred Securities. Notwithstanding any other provision of this Indenture, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay principal of, premium, if any, or interest (including Compound Interest, but excluding, for such purposes, Additional Interest, if any) on the Debentures on the date such principal, premium or interest is otherwise payable, the Company acknowledges that, in such event, a holder of Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Debentures. The Company may not amend this Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of all the holders of Convertible Preferred Securities. Notwithstanding any payment made to such holder of Convertible Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of, premium, if any, and interest (including Additional Payments, if any) on the Debentures held by the Trust or the Property Trustee and the Company shall be subrogated to the rights of the holder of such Convertible Preferred Securities with respect to payments on the Convertible Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the Holders of the Debentures.


                                   ARTICLE VI

                                  The Trustee

                 SECTION 6.01. Certain Duties and Responsibilities. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or indemnity satisfactory to the Trustee against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

                 SECTION 6.02. Notice of Defaults. The Trustee shall give the Holders notice of any default hereunder as and to the extent provided by the Trust Indenture Act. For the purpose of this Section 6.02, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

                 SECTION 6.03. Certain Rights of Trustee. Subject to the provisions of Section 6.01:

                 (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

                 (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

                 (d) the Trustee may consult with counsel of its choice and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                 (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to reasonable examination of the books, records and premises of the Company, personally or by agent or attorney;

                 (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                 (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence or wilful misconduct, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

                 SECTION 6.04. Not Responsible for Recitals or Issuance of Debentures. The recitals contained herein and in the Debentures, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of the Debentures or the proceeds thereof.

                 SECTION 6.05. May Hold Debentures. The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, or such other agent.

                 SECTION 6.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

                 SECTION 6.07. Compensation and Reimbursement. The Company agrees (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder; (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, fees, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and (c) to indemnify the Trustee and any predecessor Trustee, and their respective officers, directors, agents or employees for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                 When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(f) or Section 5.01(g), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

                 The provisions of this Section 6.07 shall survive the termination of this Indenture.

                 SECTION 6.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

                 SECTION 6.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and has its Corporate Trust Office in The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

                 SECTION 6.10. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

                 (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (c) The Trustee may be removed at any time by the Act of the Holders of a majority in aggregate principal amount of the Outstanding Debentures, delivered to the Trustee and the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (d) If at any time:

                 (i) the Trustee shall fail to comply with any provision of this Indenture applicable to it after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debenture for at least six months; or

                 (ii) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder; or

                 (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (x) the Company by Board Resolution may remove the Trustee, or (y) subject to Section 5.14, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. In addition, so long as no default or Event of Default has occurred and is continuing, the Trustee may be appointed or removed without cause at any time by the Company.

                 (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Debentures delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

                 (g) No appointment of any successor Trustee shall be effective until all amounts not subject to a good faith dispute which are known to be owed to the Trustee and which are then due have been paid; provided that upon such payment, within five Business Days of a request by the Company, the Trustee shall certify that all such amounts have been paid, and that a successor Trustee may be appointed.

                 SECTION 6.11. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided that on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transfering to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments required to more fully and certainly vest in and confirm to such successor Trustee all such rights, powers and trusts.

                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VI.

                 SECTION 6.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided such corporation shall be otherwise qualified and eligible under this Article VI. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures.

                 SECTION 6.13. Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).


                                  ARTICLE VII

               Holders' Lists and Reports by Trustee and Company

                 SECTION 7.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee
(a) semiannually, not later than February 15 and August 15 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than 15 days prior to the delivery thereof, and (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

                 SECTION 7.02. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 7.01 upon receipt of a new list so furnished.

                 (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

                 (c) Every Holder of Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

                 SECTION 7.03. Reports by Trustee. (a) Within 60 days after May 15 of each year, commencing in 1997, the Trustee shall transmit by mail to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act in the manner provided pursuant thereto.

                 (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each national securities exchange or quotation system upon which the Debentures are then listed or quoted, with the Commission (if required) and with the Company. The Company will notify the Trustee if and when the Debentures are listed on any national securities exchange or quotation system.

                 SECTION 7.04. Reports by Company. The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports with respect to the Debentures, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided by the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

                 Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on Officers' Certificates).

                 The Company shall also provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders of the Debentures relating to original issue discount, if any, including, without limitation, Form 1099-OID or any successor form.


                                  ARTICLE VIII

              Consolidation, Merger, Conveyance, Transfer or Lease

                 SECTION 8.01. Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge with or into any other Person or, directly or indirectly, convey, transfer or lease all or substantially all of its properties and assets on a consolidated basis to any Person, unless:

                 (a) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease, all or substantially all of the properties and assets of the Company on a consolidated basis shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest (including Additional Payments, if any) on all the Debentures and the performance or compliance with every covenant of this Indenture on the part of the Company to be performed or complied with and shall have provided for conversion rights in accordance with Article XIII;

                 (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

                 (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article VIII and that all conditions precedent herein provided for relating to such transaction have been complied with.

                 This Section 8.01 shall only apply to a merger or consolidation in which the Company is not the surviving corporation and to conveyances, leases and transfers by the Company as transferor or lessor of all or substantially all of its properties and assets on a consolidated basis.

                 SECTION 8.02. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all the properties and assets of the Company on a consolidated basis in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Debentures.


                                   ARTICLE IX

                            Supplemental Indentures

                 SECTION 9.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the

Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                 (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Debentures; or

                 (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                 (c) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Article XIII; or

                 (d) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided that such action pursuant to this clause (d) shall not materially and adversely affect the interests of the Holders of the Debentures or, so long as any of the Convertible Preferred Securities shall remain outstanding, the holders of the Convertible Preferred Securities;

                 (e) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

                 (f) to make provision for transfer procedures, certification, book-entry provisions, the form of restricted securities legends, if any, to be placed on Debentures, and all other matters required pursuant to Section 3.05(b) or otherwise necessary, desirable or appropriate in connection with the issuance of Debentures to holders of Convertible Preferred Securities in the event of a distribution of Debentures by the Trust if a Special Event occurs and is continuing.

                 SECTION 9.02. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debenture affected thereby, (a) extend the Stated Maturity of the principal of, or any instalment of interest (including Additional Payments, if any) on, any Debenture, or reduce the principal amount thereof, or reduce the rate or extend the time for payment of interest thereon, or extend the Extension Period, or reduce any premium payable upon the redemption thereof, or change the coin or currency in which, any Debenture or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or adversely affect (as to such Holder) the right to convert any Debenture as provided in
Article XIII (except as permitted by Section 9.01(c)), or modify the provisions of this Indenture with respect to the subordination of the Debentures in a manner adverse to the Holders, (b) reduce the percentage in aggregate principal amount of the Outstanding Debentures, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or (c) modify any of the provisions of this Section 9.02 or
Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debenture affected thereby; provided that if the Debentures are held by the Trust or a trustee of the Trust, such supplemental indenture shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such supplemental indenture; provided further that if the consent of the Holder of each Outstanding Debenture is required, such supplemental indenture shall not be effective until each holder of the Trust Securities of the Trust shall have consented to such supplemental indenture.

                 It shall not be necessary for any Act of Holders under this
Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                 The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.

                 SECTION 9.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                 SECTION 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. No such supplemental indenture shall directly or indirectly modify the provisions of Article XII in any manner which might terminate or impair the rights of the Senior Indebtedness pursuant to such subordination provisions.

                 SECTION 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this

Article IX shall conform to the requirements of the Trust Indenture Act.

                 SECTION 9.06. Reference in Debentures to Supplemental Indentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debentures.


                                   ARTICLE X

                   Covenants; Representations and Warranties

                 SECTION 10.01. Payment of Principal and Interest. The Company will duly and punctually pay the principal of, premium, if any, and interest (including Additional Payments, if any) on the Debentures in accordance with the terms of the Debentures and this Indenture.

                 SECTION 10.02. Maintenance of Office or Agency. The Company will maintain in the United States an office or agency where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                 The Company may also from time to time designate one or more other offices or agencies (in the United States) where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                 SECTION 10.03. Money for Debenture Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.

                 Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or interest on any Debentures, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of its action or failure so to act.

                 The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this
Section 10.03, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Debentures) in the making of any payment in respect of the Debentures, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

                 The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by a Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                 Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on (including Additional Payments, if any) any Debenture and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on a Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of any such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

                 SECTION 10.04. Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not, to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the material terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                 SECTION 10.05. Limitation on Dividends; Covenants as to the Trust. (a) The Company covenants that so long as any Debentures are Outstanding, if (i) there shall have occurred and be continuing any event that with the giving of notice or the lapse of time or both, would constitute an Event of Default, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee, or (iii) the Company has exercised its option to defer interest payments on the Debentures by extending the interest payment period and such period, or any extension thereof, shall be continuing, then the Company shall (x) not declare or pay dividends on, or make a distribution with respect to, or redeem or purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (1) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Common Stock, (2) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (3) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), (y) not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to the Debentures and (z) not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee).

                 (b) The Company also covenants and agrees (i) that it may transfer Trust Common Securities only to a Related Party, and that it shall, together with its Related Parties, maintain 100% ownership of the Trust Common Securities; provided, however, that any permitted successor of the Company hereunder may succeed to the Company's ownership of such Trust Common Securities and (ii) that it shall use its reasonable efforts, consistent with the terms and provisions of the Declaration, to cause the Trust (A) to remain a statutory business trust, except in connection with the distribution of the Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (B) to otherwise continue to be classified as a grantor trust for United States Federal income tax purposes.

                 SECTION 10.06. Payment of Expenses of the Trust. In connection with the offering, sale and issuance of the Debentures to the Property Trustee in connection with the sale of the Trust Securities by the Trust, the Company shall:

                 (a) pay for all costs, fees and expenses (including all fees and expenses of its counsel) relating to the offering, sale and issuance of the Debentures, including commissions, discounts and expenses payable pursuant to the Purchase Agreement and compensation of the Trustee under this Indenture in accordance with the provisions of Section 6.07 of this Indenture;

                 (b) be responsible for and pay for all debts and obligations (other than with respect to the Trust Securities) of the Trust, pay for all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions, discounts and expenses in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets); and

                 (c) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets), and all liabilities, costs and expenses with respect to such taxes, of the Trust.


                                   ARTICLE XI

                            Redemption of Debentures

                 SECTION 11.01. Optional Redemption. The Company shall have the right to redeem the Debentures, in whole or in part, at any time or from time to time, on or after December 1, 1999, upon not less than 15 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount of Debentures to be redeemed), plus, in each case, accrued and unpaid interest (including Additional Payments, if any) to, but excluding the Redemption Date, if redeemed during the 12-month period beginning December 1:

                                                                  Percentage of
                                                                    Principal
Year                                                                 Amount
----                                                                 ------
1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   104.6375%
2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   103.9750%
2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   103.3125%

2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   102.6500%
2003  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   101.9875%
2004  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   101.3250%
2005  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   100.6625%

and at a redemption price equal to 100% of the principal amount of the Debentures to be redeemed plus accrued and unpaid interest (including Additional Payments, if any) to the Redemption Date, if redeemed on or after December 1, 2006. Any redemption pursuant to this Section 11.01 shall be made pursuant to the provisions of Sections 11.03 through 11.09 hereof.

                 SECTION 11.02. Tax Event Optional Redemption. If a Tax Event has occurred and is continuing and:

                 (a) the Company has received a Redemption Tax Opinion; or

                 (b) after receiving a Dissolution Tax Opinion, the Regular Trustees shall have been informed by tax counsel rendering the Dissolution Tax Opinion that a No Recognition Opinion cannot be delivered to the Trust;

then, notwithstanding Section 11.01, the Company shall have the right upon not less than 15 nor more than 60 days' notice to the Holders of the Debentures to redeem the Debentures in whole (but not in part) for cash at a redemption price equal to 100% of the principal amount of the Debentures plus accrued and unpaid interest (including Additional Payments, if any) within 90 days following the occurrence of such Tax Event (the "90-Day Period"); provided, however, that if, at the time there is available to the Company or the Trust the opportunity to eliminate within the 90-Day Period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which, in the sole judgment of the Company, has or will cause no material adverse effect on the Company, the Trust or the holders of the Trust Securities and will involve no material cost (a "Ministerial Action"), the Company or the Trust shall pursue such Ministerial Action in lieu of redemption; and provided further that the Company shall have no right to redeem the Debentures while the Trust is pursuing any Ministerial Action pursuant to its obligations under the Declaration.

                 SECTION 11.03. Applicability of Article. Redemption of Debentures at the election of the Company, as permitted by Sections 11.01 and 11.02, shall be made in accordance with this Article XI.

                 SECTION 11.04. Election to Redeem; Notice to Trustee. The election of the Company to redeem Debentures pursuant to Section 11.01 or 11.02 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 45 days and no more than 90 days prior to the Redemption Date fixed by the Company, notify the Trustee in writing of such Redemption Date and of the principal amount of Debentures to be redeemed and provide a copy of the notice of redemption given to Holders of Debentures to be redeemed pursuant to Section 11.05.

                 SECTION 11.05. Selection by Trustee of Debentures to Be Redeemed. If less than all the Debentures are to be redeemed (unless such redemption affects only a single Debenture), the particular Debentures to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Debentures not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $50.00 or any integral multiple thereof) of the principal amount of the Debentures.

                 The Trustee shall promptly notify the Company in writing of the Debentures selected for redemption as aforesaid and, in case of any Debentures selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

                 The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Debenture, whether such Debenture is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Debenture shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Debenture.

                 For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debentures redeemed or to be redeemed only in part, to the portion of the principal amount of such Debentures which has been or is to be redeemed.

                 SECTION 11.06. Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 15 nor more than 60 days prior to the Redemption Date, to each Holder of Debentures to be redeemed, at such Holder's address appearing in the Security Register.

                 All notices of redemption shall identify the Debentures to be redeemed (including, if relevant, the CUSIP number) and shall state:

                 (a) the Redemption Date,

                 (b) the Redemption Price,

                 (c) that on the Redemption Date the Redemption Price will become due and payable upon each such Debenture to be redeemed and that interest thereon will cease to accrue on and after said date, and

                 (d) the place or places where such Debentures are to be surrendered for payment of the Redemption Price.

                 Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

                 SECTION 11.07. Deposit and Payment of Redemption Price. Prior to 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in
Section 10.03) an amount of money sufficient to pay the Redemption Price of, plus (except if the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest (including Additional Payments, if any) on all the Debentures which are to be redeemed on that date. Such redemption payment shall be made to the Holders prior to the close of business (New York City time) on the Redemption Date or such earlier time as the Company determines.

                 If any Debenture called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Debenture shall (subject to any right of the Holder of such Debenture or any Predecessor Debenture to receive interest as provided in the last paragraph of Section 3.07) be paid to the Company upon a Company Request or, if then held by the Company, shall be discharged from such trust.

                 SECTION 11.08. Debentures Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest (including Additional Payments, if any)) such Debentures shall cease to bear interest. Upon surrender of any such Debenture for redemption in accordance with said notice, such Debenture shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest (including Additional Payments, if any) to the Redemption Date; provided, however, that instalments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such at the close of business (New York City time) on the relevant Record Dates according to the terms and the provisions of Section 3.07.

                 If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Debenture.

                 SECTION 11.09. Debentures Redeemed in Part. In the event of any redemption in part, the Company shall not be required (i) to issue, register the transfer of or exchange any Debenture during a period beginning at the opening of business (New York City time) 15 Business Days before any selection for redemption of Debentures and ending at the close of business (New York City time) on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Debentures to be so redeemed or
(ii) to register the transfer of or exchange any Debentures so selected for redemption, in whole or in part, except for the unredeemed portion of any Debentures being redeemed in part.

                 Any Debenture which is to be redeemed only in part shall be surrendered at a place of payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Debenture without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered.

                 SECTION 11.10. No Sinking Fund. The Debentures are not entitled to the benefit of any sinking fund.


                                  ARTICLE XII

                          Subordination of Debentures

                 SECTION 12.01. Agreement to Subordinate. The Company covenants and agrees, and each Holder of Debentures by such Holder's acceptance thereof likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article XII; and each Holder of a Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. The payment by the Company of the principal of, premium, if any, and interest (including Additional Payments, if any) on all Debentures issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full in money of all existing and future Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred; provided, however, that no provision of this Article XII shall prevent the occurrence of any default or Event of Default hereunder.

                 SECTION 12.02. Default on Senior Indebtedness. In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness continuing beyond the period of grace, if any, specified in the instrument evidencing such Senior Indebtedness, unless and until such default shall have been cured or waived or shall have ceased to exist, or in the event that the maturity of any Senior Indebtedness has been accelerated because of a default, or if an "Event of Default" (as defined therein) has occurred and is continuing under the Credit Facility that would permit the lenders under such Credit Facility to accelerate the maturity thereof or demand payment in full, then no payment shall be made by the Company with respect to the principal of (including redemption payments, if any), premium, if any, or interest (including Additional Payments, if any) on the Debentures.

                 In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 12.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

                 SECTION 12.03. Liquidation; Dissolution; Bankruptcy. Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding up, liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full in money before any payment is made on account of the principal, premium, if any, or interest (including Additional Payments, if any) on the Debentures; and upon any such dissolution, winding up, liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Debentures or the Trustee would be entitled, except for the provisions of this Article XII, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Debentures or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full in money, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of Debentures or to the Trustee.

                 In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the Holders of the Debentures before all Senior Indebtedness is paid in full in money, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, and their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

                 For purposes of this Article XII, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this
Article XII with respect to the Debentures to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the

Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of all or substantially all its properties and assets on a consolidated basis to another Person upon the terms and conditions provided for in Article VIII hereof shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this
Section 12.03 if such other Person shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in
Article VIII hereof. Nothing in Section 12.02 or in this Section 12.03 shall apply to claims of, or payments to, the Trustee under or pursuant to Section
6.07 hereof.

                 SECTION 12.04. Subrogation. Subject to the payment in full in money of all Senior Indebtedness, the rights of the Holders of the Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company, as the case may be, applicable to such Senior Indebtedness until the principal of, premium, if any, and interest (including Additional Payments, if any) on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders of the Debentures or the Trustee would be entitled except for the provisions of this Article XII, and no payment pursuant to the provisions of this Article XII, to or for the benefit of the holders of such Senior Indebtedness by Holders of the Debentures or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Debentures, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article XII are and are intended solely for the purposes of defining the relative rights of the Holders of the Debentures, on the one hand, and the holders of such Senior Indebtedness on the other hand.

                 Nothing contained in this Article XII or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debentures the principal of, premium, if any, and interest (including Additional Payments, if any) on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Debentures and creditors of the Company, as the case may be, other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XII of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

                 Upon any payment or distribution of assets of the Company referred to in this Article XII, the Trustee, subject to the provisions of
Section 6.03, and the Holders of the Debentures, shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Debentures, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.

                 SECTION 12.05. Trustee to Effectuate Subordination. Each Holder of Debentures by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XII and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes.

                 SECTION 12.06. Notice by the Company. The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this
Article XII. Notwithstanding the provisions of this Article XII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provision of this Article XII, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.03 hereof, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.06 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest (including Additional Payments, if any) on any Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall be fully protected and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

                 The Trustee, subject to the provisions of Section 6.03, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the right of such Person under this Article XII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                 SECTION 12.07. Rights of the Trustee; Holders of Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XII in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of

Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

                 With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are set forth in this Article XII, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Section 6.03, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Holders of Debentures, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article XII or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article XII and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

                 SECTION 12.08. Subordination May Not Be Impaired. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                 Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Debentures, without incurring responsibility to the Holders of the Debentures and without impairing or releasing the subordination provided in this Article XII or the obligations hereunder of the Holders of the Debentures to the holders of Senior Indebtedness, do any one or more of the following:

                 (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding;

                 (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness;

                 (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and

                 (iv) exercise or refrain from exercising any rights against the Company and any other Person.

                 SECTION 12.09. Amendment to Subordination Provisions. The Company covenants and agrees, and each Holder of Debentures by such Holder's acceptance thereof likewise covenants and agrees, for the benefit of the lenders under the Credit Facility, that none of (i) the definitions of "Senior Indebtedness" or "Credit Facility", (ii) any other definition contained herein concerning the subordination of the Debentures and (iii) the provisions of
Article XII of this Indenture shall be modified or amended without the written consent of such lenders.


                                  ARTICLE XIII

                            Conversion of Debentures

                 SECTION 13.01. Conversion Rights. Subject to and upon compliance with the provisions of this Article XIII, the Debentures are convertible, at the option of the Holder thereof, at any time beginning 90 days following the first date of original issuance of the Convertible Preferred Securities and on or before the close of business (New York City time) on December 1, 2026, into fully paid and nonassessable shares of Common Stock of the Company at an initial conversion rate of 1.339 shares of Common Stock for each $50.00 in aggregate principal amount of Debentures (equal to a conversion price of approximately $37.34 per share of Common Stock), subject to adjustment as described in this Article XIII. A Holder of Debentures may convert any portion of the principal amount of the Debentures into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the principal amount of the Debentures to be converted by such conversion price. In case a Debenture or portion thereof is called for redemption, either at the option of the Company or pursuant to a Tax Event, such conversion right in respect of the Debenture or portion so called shall expire at the close of business (New York City time) on the fifth Business Day immediately preceding the corresponding Redemption Date, unless the Company defaults in making the payment due upon redemption.

                 SECTION 13.02. Conversion Procedures. (a) In order to convert all or a portion of the Debentures, the Holder thereof shall deliver to the Conversion Agent an irrevocable Notice of Conversion setting forth the principal amount of Debentures to be converted, together with the name or names, if other than the Holder, in which the shares of Common Stock should be issued upon conversion and, if such Debentures are definitive Debentures, surrender to the Conversion Agent the Debentures to be converted, duly endorsed or assigned to the Company or in blank. In addition, a holder of Convertible Preferred Securities may exercise its right under the Declaration to convert such Convertible Preferred Securities into Common Stock by delivering to the Conversion Agent an irrevocable Notice of Conversion setting forth the information called for by the preceding sentence and directing the Conversion Agent (i) to exchange such Convertible Preferred Security for a portion of the Debentures held by the Trust (at an exchange rate of $50.00 in aggregate principal amount of Debentures for each Convertible Preferred Security) and
(ii) to immediately convert such Debentures, on behalf of such holder, into Common Stock of the Company pursuant to this Article XIII and, if such Convertible Preferred Securities are in definitive form, surrendering such Convertible Preferred Securities, duly endorsed or assigned to the Company or in blank. So long as any Convertible Preferred Securities are outstanding, the Trust shall not convert any Debentures except pursuant to a Notice of Conversion delivered to the Conversion Agent by a holder of Convertible Preferred Securities.

                 If a Notice of Conversion is delivered on or after the Regular Record Date and prior to the subsequent Interest Payment Date, the Holder will be entitled to receive the interest payable on the subsequent Interest Payment Date on the portion of Debentures to be converted notwithstanding the conversion thereof prior to such Interest Payment Date. Except as otherwise provided in the immediately preceding sentence, in the case of any Debenture which is converted, interest whose Stated Maturity is after the date of conversion of such Debenture shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest (including Additional Payments, if any) on the Debentures being converted, which shall be deemed to be paid in full. If any Debenture called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Debenture shall (subject to any right of the Holder of such Debenture or any Predecessor Debenture to receive interest as provided in the last paragraph of
Section 3.07 and this paragraph) be paid to the Company upon a Company Request or, if then held by the Company, shall be discharged from such trust.

                 Each conversion shall be deemed to have been effected immediately prior to the close of business (New York City time) on the day on which the Notice of Conversion was received (the "Conversion Date") by the Conversion Agent from the Holder or from a holder of the Convertible Preferred Securities effecting a conversion thereof pursuant to its conversion rights under the Declaration, as the case may be. The Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the Conversion Date. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver at the office of the Conversion Agent, unless otherwise directed by the Holder in the Notice of Conversion, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same. The Conversion Agent shall deliver such certificate or certificates to such Person or Persons.

                 (b) Subject to any right of the Holder of such Debenture or any Predecessor Debenture to receive interest as provided in the last paragraph of Section 3.07 and the second paragraph of clause (a) of Section 13.02, the Company's delivery upon conversion of the fixed number of shares of Common Stock into which the Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Company's obligation to pay the principal amount at Maturity of the portion of Debentures so converted and any unpaid interest (including Additional Payments, if any) accrued on such Debentures at the time of such conversion.

                 (c) No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof, the Company shall pay to the Conversion Agent a cash adjustment in an amount equal to the same fraction of the last reported sale price of such fractional interest on the date on which the Debentures or Convertible Preferred Securities, as the case may be, were duly surrendered to the Conversion Agent for conversion, or, if such day is not a Trading Day, on the next Trading Day, and the Conversion Agent in turn will make such payment, if any, to the Holder of the Debentures or the holder of the Convertible Preferred Securities so converted.

                 (d) In the event of the conversion of any Debenture in part only, a new Debenture or Debentures for the unconverted portion thereof will be issued in the name of the Holder thereof upon the cancelation thereof in accordance with Section 3.05.

                 (e) In effecting the conversion transactions described in this Section 13.02, the Conversion Agent is acting as agent of the holders of Convertible Preferred Securities (in the exchange of Convertible Preferred Securities for Debentures) and as agent of the Holders of Debentures (in the conversion of Debentures into Common Stock), as the case may be, directing it to effect such conversion transactions. The Conversion Agent is hereby authorized (i) to exchange Debentures held by the Trust from time to time for Convertible Preferred Securities in connection with the conversion of such Convertible Preferred Securities in accordance with this Article XIII and (ii) to convert all or a portion of the Debentures into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the provisions of this Article XIII and to deliver to the Trust a new Debenture or Debentures for any resulting unconverted principal amount.

                 SECTION 13.03. Conversion Price Adjustments. The conversion price shall be subject to adjustment (without duplication) from time to time as follows:

                 (a) In case the Company shall, while any of the Debentures are Outstanding, (i) pay a dividend or make a distribution with respect to any class of capital stock of the Company in shares of Common Stock,

         (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the conversion price in effect immediately prior to such action shall be adjusted so that the Holder of any Debentures thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company which he would have owned immediately following such action had such Debentures been converted immediately prior thereto. An adjustment made pursuant to this Section 13.03(a) shall become effective immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in case of a subdivision, combination or reclassification (or immediately after the record date if a record date shall have been established for such event). If, as a result of an adjustment made pursuant to this Section 13.03(a), the Holder of any Debenture thereafter surrendered for conversion shall become entitled to receive shares of two or more classes or series of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a Board Resolution filed with the Trustee) shall determine the allocation of the adjusted conversion price between or among shares of such classes or series of capital stock.

                 (b) In case the Company shall, while any of the Debentures are Outstanding, issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned in this Section 13.03(b)) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock (as determined pursuant to 13.03(f) below) on such record date, the conversion price for the Debentures shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. For the purposes of this subsection, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company. In case any rights or warrants referred to in this subsection in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Company, the conversion price shall be readjusted at the time of such expiration to the conversion price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                 (c) Subject to the last sentence of this Section 13.03(c), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in
         Section 13.03(b), any dividend or distribution referred to in Section 13.03(a) and any dividend or distribution paid exclusively in cash), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by Section 13.03(c) by a fraction of which the numerator shall be the Current Market Price per share (determined as provided in Section 13.03(f)) of the Common Stock on the date fixed for the payment of such distribution (the "Reference Date") less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date. In the event that such dividend or distribution is not so paid or made, the conversion price shall again be adjusted to be the conversion price which would then be in effect if such dividend or distribution had not occurred. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 13.03(c) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price per share of Common Stock (determined as provided in Section 13.03(f)). For purposes of this Section 13.03(c), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (i) a dividend or distribution of the evidences of indebtedness, shares of capital stock, cash or assets other than such shares of Common Stock or such rights or warrants (making any conversion price reduction required by this Section 13.03(c)) immediately followed by (ii) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further conversion price reduction required by Section 13.03(a) or 13.03(b)), except (A) the Reference Date of such dividend or distribution as defined in this 13.03(c) shall be substituted as (1) "the record date in the case of a dividend or other distribution," and (2) "the record date for the determination of stockholders entitled to receive such rights or warrants" and (3) "the date fixed for such determination" within the meaning of Sections 13.03(a) and 13.03(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed outstanding for purposes of computing any adjustment of the conversion price in
         Section 13.03(a).

                 (d) In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in cash (excluding all regular cash dividends, if the annualized amount thereof per share of Common Stock does not exceed 15% of the Current Market Price per share determined as provided in

         Section 13.03(f) of the Common Stock on the Trading Day immediately preceding the date of declaration of such dividend), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this Section 13.03(d) by a fraction of which the numerator shall be the Current Market Price per share (determined as provided in Section 13.03(f)) of the Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share (as defined in Section 13.03(f)) of the Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of shares of Debentures shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each share of the Debentures immediately prior to the record date for the distribution of the cash. In the event that such dividend or distribution is not so paid or made, the conversion price shall again be adjusted to be the conversion price which would then be in effect if such record date had not been fixed.

                 (e) In case a tender or exchange offer (other than an odd-lot offer) made by the Company or any Subsidiary of the Company for all or any portion of the Company's Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such Subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds 110% of the Current

         Market Price per share (determined as provided in Section 13.03(f)) of the Common Stock on the Trading Day next succeeding the Expiration Time, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this Section 13.03(e) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Current Market Price per share (determined as provided in Section 13.03(f)) of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per share (determined as provided in Section 13.03(f)) of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

                 (f) For the purpose of any computation under Section 13.03(b), 13.03(c), 13.03(d) or 13.03(e), the "Current Market Price"
         per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question or, if applicable, the day before the "ex" date with respect to the issuance or distribution requiring such computation; provided, however, that if another event occurs that would require an adjustment pursuant to Section 13.03(a) through (e), inclusive, the Board of Directors may make such adjustments to the Closing Prices during such five Trading Day period as it deems appropriate to effectuate the intent of the adjustments in this Section 13.03, in which case any such determination by the Board of Directors shall be set forth in a Board Resolution and shall be conclusive. For purposes of this paragraph, the term "ex" date, (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the Nasdaq National Market or on such successor quotation system or securities exchange as the Common Stock may be quoted or listed or in the relevant market from which the Closing Prices were obtained without the right to receive such issuance or distribution, and (ii) when used with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such quotation system or securities exchange or in such market after the Expiration Time of such offer.

                 (g) The Company may make such reductions in the conversion price, in addition to those required by Sections 13.03 (a) through
         (e), as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes.

                 (h) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in the conversion price; provided, however, that any adjustments which by reason of this Section 13.03(h) are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required.

                 (i) If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the Holder of the Debentures.

                 SECTION 13.04. Reclassification, Consolidation, Merger or Sale of Assets. In the event that the Company shall be a party to any transaction (including without limitation (a) any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the

Common Stock), (b) any consolidation of the Company with, or merger of the Company into, any other Person, or any merger of another Person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancelation of outstanding shares of Common Stock of the Company), (c) any sale, transfer or lease of all or substantially all of the assets of the Company or (d) any compulsory share exchange) pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of each Debenture then Outstanding shall have the right thereafter to convert such Debenture only into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock of the Company into which such Debenture could have been converted immediately prior to such transaction.

                 The Company or the Person formed by such consolidation or resulting from such merger or which acquired such assets or which acquires the Company's shares, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XIII. The above provisions shall similarly apply to successive transactions of the foregoing type.

                 SECTION 13.05. Notice of Adjustments of Conversion Price. Whenever the conversion price is adjusted as herein provided:

                 (a) the Company shall compute the adjusted conversion price and shall prepare a certificate signed by the Chief Financial Officer or the Treasurer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee, the Conversion Agent and the transfer agent for the Convertible Preferred Securities and the Debentures; and

                 (b) a notice stating the conversion price has been adjusted and setting forth the adjusted conversion price shall as soon as practicable be mailed by the Company to all record holders of Convertible Preferred Securities and the Debentures at their last addresses as they appear upon the stock transfer books of the Company and the Trust.

                 SECTION 13.06. Prior Notice of Certain Events. In case (a) the Company shall (i) declare any dividend (or any other distribution) on its Common Stock, other than (A) a dividend payable in shares of Common Stock or
(B) a dividend payable in cash that would not require an adjustment pursuant to
Section 13.03(c) or 13.03(d), or (ii) authorize a tender or exchange offer that would require an adjustment pursuant to Section 13.03(e); (b) the Company shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants; (c) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company shall be required, or of the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; then the Company shall (1) if any Convertible Preferred Securities are outstanding, cause to be filed with the transfer agent for the Convertible Preferred Securities, and shall cause to be mailed to the holders of record of the Convertible Preferred Securities, at their last addresses as they shall appear upon the stock transfer books of the Trust or (2) cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

                 SECTION 13.07. Certain Defined Terms. The following definitions shall apply to terms used in this Article XIII:

                 (a) "Closing Price" of any Common Stock on any day shall mean the last reported sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of such Common Stock, in each case on the Nasdaq National Market or, if the Common Stock is not quoted on such market, on the principal national securities exchange on which such Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors.

                 (b) "Trading Day" shall mean a day on which securities are traded on the national securities exchange or quotation system used to determine the Closing Price.

                 SECTION 13.08. Dividend or Interest Reinvestment Plans. Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Debentures were first issued, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Company to which any of the adjustment provisions described above applies. There shall also be no adjustment of the conversion price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Company except as specifically described in this Article XIII.

                 SECTION 13.09. Certain Additional Rights. In case the Company shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in Section 13.03(c) or 13.03(d) (including, without limitation, dividends or distributions referred to in the last sentence of
Section 13.03(c)), the Holder of the Debentures, upon the conversion thereof subsequent to the close of business (New York City time) on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the conversion price adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which the Debentures are converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of the Company (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all Holders so converting, the Company may, in lieu of distributing to such Holder any portion of such distribution not consisting of cash or securities of the Company, pay such Holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). If any conversion of Debentures described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the Holder of Debentures so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such Holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such Holder is so entitled; provided that such due bill
(i) meets any applicable requirements of the principal national securities exchange, quotation system or other market on which the Common Stock is then traded and

(ii) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

                 SECTION 13.10. Trustee Not Responsible for Determining Conversion Price or Adjustments. Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any Holder of any Debenture to determine whether any facts exist which may require any adjustment of the conversion price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.
Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind of account) of any shares of Common Stock or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Debenture for the purpose of conversion, or, except as expressly herein provided, to comply with any of the covenants of the Company contained in Article X or this Article XIII.

                 SECTION 13.11. Restrictions on Transfer of Common Stock Issuable Upon Conversion. (a) Shares of Common Stock issued upon conversion of a Debenture in respect of a restricted Convertible Preferred Security shall bear such restrictive legends as the Company may provide in accordance with applicable law.

                 (b) If shares of Common Stock issued upon conversion of a Debenture in respect of a restricted Convertible Preferred Security are to be registered in a name other than that of the holder of such Convertible Preferred Security, then the Person in whose name such shares of Common Stock are to be registered must deliver to the Conversion Agent a certificate satisfactory to the Company and signed by such Person, as to compliance with the restrictions on transfer applicable to such Convertible Preferred Security. Neither the Trustee nor any Conversion

Agent or Registrar shall be required to register in a name other than that of such holder shares of Common Stock issued upon conversion of such Convertible Preferred Security not so accompanied by a properly completed certificate.


                                  ARTICLE XIV

                    Immunity of Incorporators, Stockholders,
                             Officers and Directors

                 SECTION 14.01. No Recourse. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Debenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Debentures.

                 This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                        TITANIUM METALS CORPORATION,


                                        By:
                                           ---------------------------
                                           Name:
                                           Title:


                                        THE CHASE MANHATTAN BANK,
                                                   as Trustee,


                                        By:
                                           ---------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT A
                               FORM OF DEBENTURE

                              [FACE OF DEBENTURE]

                 [Include if Debenture is in global form: THIS SECURITY IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.

                 THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

                 [Include if Debenture is in global form and The Depository Trust Company is the Depositary: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED SIGNATORY OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                 [Include if Debenture is restricted: THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERED (X) PRIOR TO THE THIRD ANNIVERSARY OF THE ISSUANCE HEREOF (OR THE ISSUANCE OF ANY PREDECESSOR SECURITY HERETO) OR (Y) IF LATER, BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS

INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), AND, IF SUCH TRANSFER IS BEING EFFECTED BY CERTAIN TRANSFERORS SO SPECIFIED IN THE INDENTURE (AS DEFINED BELOW) PRIOR TO THE EXPIRATION OF THE "40-DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT), A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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c)(3) OF REGULATION S UNDER THE SECURITIES ACT), (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES; AND AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2),
(3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

                          TITANIUM METALS CORPORATION

           6-5/8% Convertible Junior Subordinated Debenture due 2026
                                       of
                          Titanium Metals Corporation


No._________
$___________                                               CUSIP No.

                 TITANIUM METALS CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________, or registered assigns, the principal sum of __________________ Dollars ($___________) on December 1, 2026 and to pay interest thereon from November 26, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable quarterly (subject to deferral as set forth in the Indenture), in arrears, on March 1, June 1, September 1 and December 1 (each an "Interest Payment Date") of each year, commencing March 1, 1997, until the principal thereof is paid or made available for payment, and they shall be paid to the Person in whose name the Debenture is registered at the close of business (New York City time) on the regular record date for such interest instalment, which shall be the February 15, May 15, August 15 and November 15 next preceding such Interest Payment Date (the "Regular Record Date").

                 Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


                 IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                                        TITANIUM METALS CORPORATION,


                                        By:
                                           ---------------------------
                                           Name:
                                           Title:

[Seal]

Attest:


---------------------------




                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


  This is one of the Debentures referred to in the within-mentioned Indenture.

Dated:

                                        THE CHASE MANHATTAN BANK,
                                                   as Trustee,


                                        By:
                                           ---------------------------
                                           Name:
                                           Title:

                         [FORM OF REVERSE OF DEBENTURE]

                 This Debenture is one of a duly authorized issue of securities of the Company designated as its 6-5/8% Convertible Junior Subordinated Debentures due 2026 (herein called the "Debentures"), limited in aggregate principal amount to $180,412,400 in aggregate principal amount (or $207,474,300 if the over-allotment option is exercised in full), issued and to be issued under an Indenture, dated as of November 20, 1996 (herein called the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) (the "TIA") as in effect on the date of the Indenture. The Debentures are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Holders are referred to the Indenture and the TIA for a statement of such terms. No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Debenture as provided in the Indenture. All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.

                 1. Interest. The Debentures shall bear interest at the rate of 6.625% per annum (subject to adjustment in the event the Shelf Registration Statement is not filed or is not declared effective within, or is not continuously effective for, the time periods specified in the Registration Agreement as provided in the third succeeding paragraph), from November 26, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable quarterly (subject to deferral as set forth herein), in arrears, on

March 1, June 1, September 1 and December 1 (each an "Interest Payment Date") of each year, commencing March 1, 1997, until the principal thereof is paid or made available for payment, and they shall be paid to the Person in whose name the Debenture is registered at the close of business (New York City time) on the regular record date for such interest instalment, which shall be the February 15, May 15, August 15 and November 15 next preceding such Interest Payment Date (the "Regular Record Date"). Interest will compound quarterly and will accrue at the rate of 6.625% per annum (subject to adjustment in the event the Shelf Registration Statement is not filed or is not declared effective within, or is not continuously effective for, the time periods specified in the Registration Agreement as provided in the third succeeding paragraph) on any interest instalment in arrears for more than one quarter or during an extension of an interest payment period as set forth below.

                 The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

                 If at any time while the Property Trustee is the Holder of any Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any state thereof, or any other taxing authority, then, in any such case, the Company shall pay as additional interest ("Additional Interest") on the Debentures held by the Property Trustee such amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

                 Pursuant to the Registration Agreement, dated November 20, 1996, among the Company, the Trust and the Initial Purchasers named in the Purchase Agreement, the Company and the Trust have agreed that (i) they will, at the Company's expense, within 90 days after the first date of original issuance of the Convertible Preferred Securities, file the Shelf Registration Statement, covering resales of the Convertible Preferred Securities (together with the Guarantee), the Debentures and the Common Stock issuable upon conversion thereof pursuant to Rule 415 under the Securities Act, (ii) the Company and the Trust shall use best efforts to cause such Shelf Registration Statement to be declared effective within 180 days after the first date of original issuance of the Convertible Preferred Securities and (iii) the Company and the Trust will maintain such Shelf Registration Statement continuously effective under the Securities Act until the earliest of (x) the third anniversary of the last date of original issuance of the Convertible Preferred Securities, (y) such date as restrictions on resales shall terminate pursuant to Rule 144(k) under the Securities Act or any successor rule thereto or (z) such date as of which all the Convertible Preferred Securities, Debentures or the Common Stock issued upon conversion thereof have been sold pursuant to such Shelf Registration Statement. If the Company and the Trust fail to file the Shelf Registration Statement within 90 days after the first date of original issuance of the Convertible Preferred Securities pursuant to Section 2(a) of the Registration Agreement then, at such time, the per annum interest rate on the Debentures (including the rate of Compound Interest) will increase by 25 basis points. Such increase will remain in effect until the date on which the Shelf Registration Statement is filed, on which date the interest rate on the Debentures will revert to the interest rate originally borne by the Debentures plus any increase in such interest rate pursuant to the following sentence. If the Shelf Registration Statement is not declared effective within 180 days after the first date of original issuance of the Convertible Preferred Securities then, at such time and on each date that would have been the successive 30th day following such time, the per annum interest rate on the Debentures (which interest rate shall be the original interest rate on the Debentures plus any increase or increases in such interest rate pursuant to the preceding sentence and this sentence) will increase by an additional

25 basis points; provided that the interest rate will not increase by more than 50 basis points pursuant to this sentence and will not increase by more than 75 basis points pursuant to this sentence and the preceding sentence. Such increase or increases will remain in effect until the date on which the Shelf Registration Statement is declared effective, on which date the interest rate on the Debentures will revert to the interest rate originally borne by the Debentures. However, if the Company and the Trust fail to keep the Shelf Registration Statement continuously effective pursuant to Section 2(b) of the Registration Agreement, then at such time as the Shelf Registration Statement is no longer effective and on each date thereafter that is the 30th day subsequent to such time and until the earlier of (i) such date that the Shelf Registration Statement is again deemed effective, (ii) the date that is the third anniversary of the last date of original issuance of the Convertible Preferred Securities, (iii) such date as restrictions on resales shall terminate pursuant to Rule 144(k) under the Securities Act or any successor rule thereto or (iv) such date as of which all of the Convertible Preferred Securities, Debentures or the Common Stock issued upon conversion thereof are sold pursuant to the Shelf Registration Statement, the per annum interest rate on the Convertible Debentures will increase by an additional 25 basis points; provided, however, that the interest rate will not increase by more than 50 basis points pursuant to this sentence. The Company will be permitted, however, to suspend the use of the prospectus which forms a part of the Shelf Registration Statement as provided in the Registration Agreement.

                 The principal of, premium, if any, and interest on the Debentures shall be payable at the office or agency of the Company in the United States maintained for such purpose and at any other office or agency maintained by the Company for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                 2. Option to Extend Interest Payment Period. The Company shall have the right at any time during the term of the Debentures to defer interest payments (excluding, for such purposes, payments with respect to Additional Interest, if any) from time to time by extending the interest payment period for successive periods (each, an "Extension Period") not exceeding 20 consecutive quarters for each such period; provided no Extension Period may extend beyond the maturity date of the Debentures. On each Interest Payment Date during an Extension Period, the Company shall pay all accrued and unpaid Additional Interest on the Debentures. At the end of each Extension Period, the Company shall pay all interest then accrued and unpaid (including Additional Interest) together with interest thereon compounded quarterly at the rate specified in paragraph 1 above to the extent permitted by applicable law ("Compound Interest"); provided that during any Extension Period, the Company shall (a) not declare or pay dividends on, or make a distribution with respect to, or redeem or purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged),
(b) not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to the Debentures and (c) not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity date of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. No interest or any other payment (except for Additional Interest) shall be due and payable during an Extension Period except at the end thereof.

                 If the Property Trustee is the sole Holder of the Debentures at the time the Company selects an Extension Period, the Company shall give written notice to the Regular Trustees, the Property Trustee and the Trustee of its selection of such Extension Period at least one Business Day prior to the earlier of (i) the date the distributions on the Convertible Preferred Securities are payable or (ii) if the Convertible Preferred Securities are listed on a national securities exchange or quotation system, the date the Trust is required to give notice to such self-regulatory organization or to holders of the Convertible Preferred Securities of the record date or the date such distributions are payable, but in any event not less than 10 Business Days prior to such record date.

                 If the Property Trustee is not the sole Holder of the Debentures at the time the Company selects an Extension Period, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extension Period at least 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) if the Convertible Preferred Securities are listed on a national securities exchange or quotation system, the date the Company is required to give notice to such self-regulatory organization or to Holders of the Debentures on the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date.

                 The quarter in which any notice is given pursuant to paragraphs second and third of this Section 2 shall be counted as one of the 20 quarters permitted in the maximum Extension Period permitted under paragraph one of this Section 2.

                 3. Paying Agent and Security Registrar. The Trustee will act as Paying Agent, Security Registrar and Conversion Agent. The Company may change any Paying Agent, Security Registrar, co-registrar or Conversion Agent without prior notice. The Company or any of its Affiliates may act in any such capacity.

                 4. Redemption. The Debentures are redeemable, in whole or in part, at any time or from time to time, on or after December 1, 1999, upon not less than 15 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount of Debentures to be redeemed), plus accrued and unpaid interest

(including Additional Payments, if any) to, but excluding the Redemption Date, if redeemed during the 12-month period beginning December 1:

                                                                 Percentage of
                                                                   Principal
Year                                                                Amount
----                                                                ------
1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104.6375%
2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103.9750%
2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103.3125%
2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102.6500%
2003  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101.9875%
2004  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101.3250%
2005  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100.6625%

and at a redemption price equal to 100% of the principal amount of the Debentures to be redeemed, plus accrued and unpaid interest (including Additional Payments, if any) to, but excluding, the Redemption Date, if redeemed on or after December 1, 2006. On and after the Redemption Date, interest ceases to accrue on the Debentures or portions of them called for redemption.

                 The Debentures are subject to redemption in whole (but not in part), at any time within 90 days, if a Tax Event (as defined in the Declaration) shall occur and be continuing, at a redemption price equal to 100% of the principal amount thereof plus accrued but unpaid interest (including Additional Payments, if any) to the Redemption Date. On and after the Redemption Date, interest ceases to accrue on the Debentures called for redemption.

                 Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 15 nor more than 60 days prior to the Redemption Date, to each Holder of Debentures to be redeemed, at such Holder's address appearing in the Security Register. Debentures in denominations larger than $50.00 may be redeemed in part but only in integral multiples of $50.00. In the event of a redemption of less than all of the Debentures, the Debentures will be chosen for redemption by the Trustee in accordance with the Indenture.

                 If this Debenture is redeemed subsequent to a Regular Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid to the person in whose name this Debenture is registered at the close of business on such record date.

                 5. Sinking Fund. The Debentures are not entitled to the benefit of any sinking fund.

                 6. Subordination. The payment of the principal of, premium, if any, and interest (including Additional Payments, if any) on all Debentures is subordinated and junior in right of payment to the prior payment in full of all existing and future Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred. Each Holder, by accepting a Debenture, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

                 "Senior Indebtedness" means, with respect to the Company, (i) the principal of, premium, if any, and interest in respect of, (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by the Company, including interest accruing on or after a bankruptcy or other similar event, whether or not an allowed claim therein, (ii) all indebtedness, and all obligations to pay fees and other amounts, under the Credit Facility, (iii) all capital lease obligations of the Company, (iv) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding obligations to trade creditors), (v) all obligations of the Company for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction,
(vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise, and (vii) all obligations of the type referred to in clauses (i) through (vi) above of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except in the cases of each of clauses (i) through
(vii) above for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Debentures and (2) any indebtedness between or among the Company or its affiliates, including all other debt securities and guarantees in respect of those debt securities issued to (a) the Trust or a trustee of such Trust or (b) any other trust, or a trustee of such trust, partnership, or other entity affiliated with the Company that is a financing vehicle of the Company (a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities or other securities which rank pari passu with, or junior to, the Convertible Preferred Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

                 7. Conversion. The Holder of any Debenture has the right, exercisable at any time beginning 90 days following the first date of original issuance of the Convertible Preferred Securities and on or before the close of business (New York City time) on December 1, 2026 (or, in the case of Debentures called for redemption (either at the option of the Company or pursuant to a Tax Event), on the fifth Business Day immediately preceding the Redemption Date), to convert the principal amount thereof (or any portion thereof that is an integral multiple of $50.00) into fully paid and nonassessable shares of Common Stock of the Company at an initial conversion rate of 1.339 shares of Common Stock for each $50.00 in aggregate principal amount of Debentures (equal to a conversion price of approximately $37.34 per share of Common Stock), subject to adjustment under certain circumstances. The number of shares issuable upon conversion of a Debenture is determined by dividing the principal amount of the Debenture converted by the conversion price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest. The Outstanding principal amount of any Debenture shall be reduced by the portion of the principal amount thereof converted into shares of Common Stock.

                 To convert a Debenture, a Holder must (i) complete and sign a conversion notice substantially in the form attached hereto, (ii) surrender the Debenture to a Conversion Agent, (iii) furnish appropriate endorsements or transfer documents if required by the Security Registrar or Conversion Agent and (iv) pay any transfer or similar tax, if required. If a Notice of Conversion is delivered on or after the Regular Record Date and prior to the subsequent Interest Payment Date, the Holder will be entitled to receive the interest payable on the subsequent Interest

Payment Date on the portion of Debentures to be converted notwithstanding the conversion thereof prior to such Interest Payment Date. Except as otherwise provided in the immediately preceding sentence, in the case of any Debenture which is converted, interest whose Stated Maturity is after the date of conversion of such Debenture shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest (including Additional Payments, if any) on the Debentures being converted, which shall be deemed to be paid in full.
If any Debenture called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Debenture shall (subject to any right of the Holder of such Debenture or any Predecessor Debenture to receive interest as provided in the last paragraph of Section 3.07 and this paragraph) be paid to the Company upon a Company Request or, if then held by the Company, shall be discharged from such trust.

                 8. Registration, Transfer, Exchange and Denominations. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                 The Debentures are issuable only in registered form without coupons in denominations of $50.00 and integral multiples thereof. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. In the event of redemption or conversion of this Debenture in part only, a new Debenture or Debentures for the unredeemed or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancelation hereof.

                 9. Persons Deemed Owners. Except as provided in the Indenture, the registered Holder of a Debenture may be treated as its owner for all purposes.

                 10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, Holders of Debentures entitled to the money must look to the Company for payment unless an abandoned property law designates another Person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                 11. Defaults and Remedies. The Debentures shall have the Events of Default as set forth in Section 5.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in aggregate principal amount of the then Outstanding Debentures by notice to the Company and the Trustee may declare all the Debentures to be due and payable immediately.

                 The Holders of a majority in aggregate principal amount of the Outstanding Debentures by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then Outstanding Debentures issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish annually compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified by reference to, and subject in its entirety by, the more complete description thereof contained in the Indenture.

                 12. Amendments, Supplements and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Debentures at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all the Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

                 13. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity may become the owner or pledgee of the Debentures and may otherwise deal with the Company or an Affiliate with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

                 14. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of the Debentures by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.

                 15. Governing Law. THE DEBENTURES AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

                 16. Authentication. The Debentures shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.

                                   ASSIGNMENT


                 FOR VALUE RECEIVED, the undersigned assigns and transfers this Debenture to:



                     -------------------------------------
                     (Insert assignee's social security or
                           tax identification number)





                    ---------------------------------------
                   (Insert address and zip code of assignee)

and irrevocably appoints agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him or her.


Date:
      -----------------------


------------------------------------------
(Sign exactly as your name appears on the other side of this Debenture)


Signature Guarantee:*
                      -----------------------

   * (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Debentures Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                              NOTICE OF CONVERSION


To:      Titanium Metals Corporation

                 The undersigned owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion below designated, into the common stock, $.01 par value (the "Common Stock"), of Titanium Metals Corporation (the "Company"), in accordance with the terms of the Indenture, between the Company and The Chase Manhattan Bank, as Trustee, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.


Date: ________________


                 Number of Debentures to be converted ($50.00 or integral multiples thereof): ___________________

                 If a name or names other than the undersigned, please indicate in the spaces below the name or names in which the shares of Common Stock are to be issued, along with the address or addresses of such person or persons.




-----------------------------------------
(Sign exactly as your name appears on the the Debenture) (for conversion only)

Please Print or Typewrite Name and Address,
Including Zip Code, and Social Security or
Other Identifying Number.

-----------------------------------------

Signature Guarantee:*
                      -------------------

   * (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements
         include membership or participation in the Securities   Transfer
         Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)